UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     September 4, 2013

    MANAGED FUTURES PREMIER AVENTIS II L.P.
(Exact name of registrant as specified in its charter)

New York	000-52602	20-2718952
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                 (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

The registrant has entered into a commodity futures customer agreement, effective as of September 4, 2013 (the “Customer Agreement”), with Morgan Stanley & Co. LLC, a Delaware limited liability company (“MS & Co.”).  Pursuant to the Customer Agreement, MS & Co. will (i) hold a portion of the registrant’s assets in an account in the registrant’s name, (ii) hold a portion of the registrant’s assets invested in MB Master Fund L.P. (the “Master Fund”) in an account in the Master Fund’s name as margin for futures and other contracts traded for the Master Fund in accordance with the instructions of a commodity trading advisor selected by Ceres Managed Futures LLC, the registrant’s and the Master Fund’s general partner, and (iii) provide clearing services for such trades.  The assets held in both the registrant’s and the Master Fund’s accounts will be segregated as customer funds.

Pursuant to the Customer Agreement, the registrant shall indirectly pay MS & Co., through its investment in the Master Fund, any brokerage charges, give-up fees, commissions and service fees as may from time to time be agreed between the parties.

The Customer Agreement may be terminated by either party upon notice to the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAGED FUTURES PREMIER AVENTIS II L.P.

By: Ceres Managed Futures LLC, General Partner

By	/s/ Alper Daglioglu
Alper Daglioglu
President and Director

Date:  September 10, 2013